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ACUSON CORPORATION                                                  EXHIBIT 11.1
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
FOR THE QUARTER ENDED OCTOBER 1, 1994


     In accordance with Accounting Principles Board Opinion No. 15, the Company used the modified treasury stock method in computing the third quarter 1994 earnings per share.


     The following is the computation of earnings per share:
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
Number of shares outstanding at October 1, 1994..................................        28,875,846
Number of shares assumed to be repurchased (limited to 20%
 of number of shares outstanding)................................................         5,775,169
Multiply by market value per common share........................................       $     13.57
                                                                                        -----------
Cost to repurchase...............................................................       $78,369,046
Assumed proceeds to the Company had everyone exercised outstanding stock options.        80,647,856
                                                                                        -----------
Excess assumed proceeds available................................................         2,278,810
Multiply by average interest rate for the period.................................             1.25%
                                                                                        -----------
Assumed interest on excess funds.................................................            28,485
Less: tax provision..............................................................             5,612
                                                                                        -----------
Adjustment to net income.........................................................            22,873
Add:  net income.................................................................         3,734,000
                                                                                        -----------
Adjusted net income..............................................................       $ 3,756,873
                                                                                        ===========
Divided by weighted shares outstanding, including common stock
 equivalents.....................................................................        29,275,715
Fiscal period earnings per share.................................................             $0.13
                                                                                              =====
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